                                                                      EXHIBIT 99

      THURSDAY, JANUARY 20, 1994

      BANKERS TRUST REPORTS FOURTH QUARTER EARNINGS UP 110%;
      RECORD EARNINGS OF $1.070 BILLION FOR 1993


Bankers Trust New York Corporation earned $279 million for the quarter ended December 31, 1993, an increase of 110% from the $133 million earned in the prior year period. Primary earnings per share were $3.26, up 119% from $1.49 a year ago. The Corporation's return on average common equity was 26%.

For the full year 1993, earnings before cumulative effects of accounting changes were a record $1.070 billion, 67% higher than the $639 million recorded a year earlier. These earnings represented primary earnings per share of $12.40, up 72% from $7.23 in 1992. The Corporation's return on average common equity for 1993 was 26%.

"The fourth quarter capped an exceptional year, with excellent performance across the full range of our businesses," said Bankers Trust Chairman Charles S. Sanford, Jr. "Clearly, our clients are coming more and more to recognize and value our products and services that assist them in the management of risk. Noteworthy, too, was the steady improvement in asset quality, evidenced by the eighth consecutive quarterly decline in nonperforming assets. Our earnings momentum and improved asset quality, together with strong capital and reserves, position us well as we enter 1994."

The following are highlights of full-year 1993 results:

  o a 35% increase in total revenue, which reflected record levels of trading, fiduciary and funds management and net interest revenue, as well as a 25% improvement in corporate finance fees;

  o continued improvement in asset quality, evidenced by a full-year decline of 29% in cash basis loans, as well as an increase from 118% to 136% in the ratio of the allowance for credit losses to cash basis loans;

  o a strengthened capital position, with increases of 18% and 20% in common stockholders' equity and book value per common share, respectively.

An analysis of fourth quarter results follows:

NET INTEREST REVENUE

Fully taxable net interest revenue totaled $398 million, down 3% from the fourth quarter of 1992. The current and prior year quarters included interest recognized from Argentina ($29 million) and Brazil ($60 million), respectively. Excluding these amounts, fully taxable net interest revenue increased by 5%, reflecting a higher level of trading-related net interest.

A 13% increase in average interest-earning assets from the fourth quarter of 1992 was driven by a 58% increase in debt securities positions (primarily U.S. Treasuries and other sovereign bonds) in the trading account.

NONINTEREST REVENUE

Total trading revenue of $449 million represented the firm's third consecutive quarterly record, and an increase of $348 million from the $101 million recorded in the fourth quarter of

1992. Many of the firm's proprietary trading businesses benefited from the continued movement in interest rate and currency markets around the world, with significantly improved results from the trading of fixed income instruments within and across markets in Latin America, Asia and Europe. Deal flow also remained strong for risk management products provided to customers worldwide.

Fiduciary and funds management revenue totaled a record $185 million for the fourth quarter, up $27 million, or 17%, from the same period last year. The increased revenue reflected mainly new business in securities lending and retirement services, as well as higher levels of private banking assets under management.

Fees and commissions of $192 million were $48 million higher than in the fourth quarter of 1992. Of this increase, $25 million related to corporate finance fees, which rose 30%, to $108 million, led by higher revenue from securities underwriting, leasing syndication, financial advisory and private placement activities. The largest component of the remaining $23 million increase was higher fees from the structuring of products for employee benefit plans.

Other noninterest revenue totaled $45 million, down $24 million from the prior year's quarter. Included in the current quarter were a writedown of assets previously acquired in satisfaction of indebtedness and losses from the revaluation of non-trading foreign currency positions, offset in part by a gain on the sale of the Corporation's Bankstat business. Also contributing to the year-to-year decline was a $15 million gain from the partial curtailment of an overseas defined benefit plan in the fourth quarter of 1992.

NONINTEREST EXPENSES

Total noninterest expenses of $816 million increased by $193 million from the fourth quarter of 1992. Incentive compensation and employee benefits expense increased $91 million, or 53%, reflecting higher accruals for both bonuses and severance. Salaries expense increased $16 million, or 10%, from the fourth quarter of 1992. The average number of employees increased by 7% over the same period, to 13,640.

All other expenses totaled $375 million for the quarter, up $86 million, or 30%, from last year's fourth quarter. Increases were recorded in a variety of expense categories, principally contributions expense, professional fees, travel and entertainment, telecommunications and agency personnel fees. Other real estate expense also increased, as the Corporation recorded a modest net expense in the current quarter, versus a net gain a year ago.

ASSET QUALITY

The provision for credit losses for the quarter was $23 million, compared with $50 million in the prior year's fourth quarter. Net charge-offs for the quarter were $184 million, compared with $82 million a year ago.

Nonrefinancing country net charge-offs for the fourth quarter of 1993 totaled $186 million. This amount included charge-offs of $142 million related to sales of Mexican government Par and Discount Bonds and industrial development bonds as well as the loss on revaluation to market value of the remainder of these bonds as the result of their designation as available for sale in connection with the adoption of SFAS 115.

Cash basis loans declined by $153 million, or 14%, to $974 million during the fourth quarter. Total nonperforming assets, including renegotiated loans, declined for the eighth consecutive quarter, to $1.383 billion. The allowance for credit losses at December 31, 1993 was $1.324 billion, representing 136% of cash basis loans.

The Corporation's renegotiated loans decreased by $462 million, to $21 million, during the fourth quarter of 1993. This decrease was almost entirely attributable to the sale of $75 million of Mexican government Par Bonds and the transfer of the balance of the bonds to securities available for sale as the result of the Corporation's adoption of SFAS 115 at December 31, 1993.

CAPITAL
Common stockholders' equity of $4.284 billion at December 31, 1993 was up $247 million from September 30, 1993, primarily due to the retention of earnings.

The Corporation estimated that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.30% and 14.10%, respectively, at December 31, 1993. The Leverage Ratio was 6.28% at that same date.

ADOPTION OF SFAS 115

Effective December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new accounting standard mandates that affected securities which are neither trading securities nor held to maturity be designated as available for sale and reported at fair value, with unrealized gains and losses recorded directly to a separate component of stockholders' equity.

The Corporation, in addition to the securities which had been classified as investment securities (and carried at either the lower of aggregate cost or market, or at market), identified and transferred at market value to a new asset category, securities available for sale, Mexican government Par Bonds, industrial development bonds and Brazilian sovereign bonds previously carried in the loan portfolio, as well as marketable equity securities previously classified as other assets (and carried at cost).

Also at December 31, 1993, the Corporation recorded an after-tax credit of $88 million in the securities valuation allowance component of stockholders' equity, representing the net unrealized gains on securities available for sale. The adoption of SFAS 115 had no effect on net income.

CUMULATIVE EFFECTS OF OTHER ACCOUNTING CHANGES

As previously reported, in the first quarter of 1993, the Corporation adopted accounting standards for income taxes (SFAS 109), postretirement benefits other than pensions (SFAS 106) and postemployment benefits (SFAS 112). The Corporation adopted SFAS 109 retroactively to January 1, 1992, resulting in the restatement of earnings for each quarter of 1992.

For 1992, the cumulative effect of adopting SFAS 109 was a credit of $446 million, equivalent to $5.30 primary earnings per share. For 1993, the cumulative effects of adopting SFAS 106 and SFAS 112 totaled a charge of $75 million, equivalent to $.89 primary earnings per share.



CONTACTS


MEDIA:              Douglas B. Kidd
                    (212) 454-3532

                    Thomas A. Parisi
                    (212) 454-1686


INVESTOR:           Kenneth A. Brause
                    (212) 454-1120

                           EARNINGS PER COMMON SHARE

Effective with its December 31, 1993 financial statements, Bankers Trust New York Corporation has changed its reporting of earnings per common share. The Corporation now reports primary and fully diluted earnings per share. Primary earnings per share is based on the sum of average common shares outstanding plus average common stock equivalents, with the latter attributable to outstanding stock options and deferred stock awards. The Corporation's fully diluted earnings per share is computed on the same basis, except for the use of a more conservative assumption in the calculation of the number of average common stock equivalents. The Corporation has not issued any securities which are convertible to shares of its common stock.

Previously, the Corporation's reported earnings per common share were based solely on the number of average common shares outstanding, due to the fact that the difference between that figure and primary earnings per share was not significant.

The Corporation is now reporting primary and fully diluted earnings per share for all prior periods presented in its financial reports. The attached schedule contains these figures for each of the last eight quarters and the last five years.

As previously reported, Bankers Trust intends to continue its practice of satisfying awards under its 1991 Stock Option and Stock Award Plan through the purchase of its shares of common stock in the open market, since the use of newly issued shares would dilute the ownership interests of existing shareholders. During 1993, the Corporation purchased 4.153 million shares and expects to purchase an additional 1 to 2 million shares during the first quarter of 1994.

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       SUMMARY: EARNINGS PER COMMON SHARE


                                                     1993
                                -----------------------------------------------
                                 First    Second     Third     Fourth    Full
                                Quarter   Quarter   Quarter    Quarter   Year
                                --------  -------  ----------  -------  -------

Primary earnings per share:
  Income before cumulative
   effects of accounting
   changes                        $2.64     $2.90     $3.60     $3.26  $12.40
  Cumulative effects of
   accounting changes              (.89)        -         -         -    (.89)
                                  -----     -----   -------   -------  ------
  Net income (after
   cumulative effects)            $1.75     $2.90     $3.60     $3.26  $11.51
                                  =====     =====   =======   =======  ======

Fully diluted earnings per
 share:
  Income before cumulative
   effects of accounting
   changes                        $2.63     $2.90     $3.60     $3.25  $12.29
  Cumulative effects of
   accounting changes              (.88)        -         -         -    (.88)
                                  -----     -----   -------   -------  ------
  Net income (after
   cumulative effects)            $1.75     $2.90     $3.60     $3.25  $11.41
                                  =====     =====   =======   =======  ======


                                                      1992
                                ----------------------------------------------
                                  First    Second    Third      Fourth    Full
                                Quarter   Quarter  Quarter     Quarter    Year
                                  -----     -----  -------     -------  ------

Primary earnings per share:
  Income before cumulative
   effect of accounting
   change                         $1.74     $2.13     $1.87     $1.49  $ 7.23
  Cumulative effect of
   accounting change               5.31         -         -         -    5.30
                                  -----     -----   -------   -------  ------
  Net income (after
   cumulative effect)             $7.05     $2.13     $1.87     $1.49  $12.53
                                  =====     =====   =======   =======  ======

Fully diluted earnings per
 share:
  Income before cumulative
   effect of accounting
   change                         $1.74     $2.13     $1.86     $1.49  $ 7.22
  Cumulative effect of
   accounting change               5.31         -        -          -    5.29
                                  -----     -----   -------   -------  ------
  Net income (after
   cumulative effect)             $7.05     $2.13     $1.86     $1.49  $12.51
                                  =====     =====   =======   =======  ======


                                           Full Year
                                  ---------------------------
                                   1991      1990     1989(1)
                                  -----     -----     -------

Primary earnings per share        $7.65     $7.71     $(12.10)

Fully diluted earnings per
 share                            $7.65     $7.70     $(12.10)




- ---------------
(1) Excluding the $1.600 billion special provision for refinancing country credit losses which was recorded in 1989, primary and fully diluted earnings per share were $7.41 and $7.40, respectively.

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                              FINANCIAL STATISTICS
                     ($ in millions, except per share data)
                                  (unaudited)

                                                    Third
                                 Fourth Quarter    Quarter          Year
                               ------------------            ------------------
                                 1993      1992      1993      1993      1992
                               --------  --------  --------  --------  --------
Income before cumulative
 effects of accounting
 changes                       $   279   $   133   $   310   $ 1,070   $   639
Cumulative effects of
 accounting changes                  -         -         -       (75)      446
- -----------------------------  -------   -------   -------   -------   -------
Net income (after cumulative
 effects)                      $   279   $   133   $   310   $   995   $ 1,085
=============================  =======   =======   =======   =======   =======

Primary earnings per common
 share:
  Income before cumulative
   effects of accounting
   changes                     $  3.26   $  1.49   $  3.60   $ 12.40   $  7.23
  Cumulative effects of
   accounting changes                -         -         -      (.89)     5.30
- -----------------------------  -------   -------   -------   -------   -------
  Net income (after
   cumulative effects)         $  3.26   $  1.49   $  3.60   $ 11.51   $ 12.53
=============================  =======   =======   =======   =======   =======

Fully diluted earnings per
 common share:
  Income before cumulative
   effects of accounting
   changes                     $  3.25   $  1.49   $  3.60   $ 12.29   $  7.22
  Cumulative effects of
   accounting changes                -         -         -      (.88)     5.29
- -----------------------------  -------   -------   -------   -------   -------
  Net income (after
   cumulative effects)         $  3.25   $  1.49   $  3.60   $ 11.41   $ 12.51
=============================  =======   =======   =======   =======   =======

Cash dividends declared        $   .90   $   .78   $   .78   $  3.24   $  2.88
Book value per common share
 (1)                           $ 51.90   $ 43.23   $ 48.38

Profitability ratios
  Return on average common
   stockholders' equity          25.91%    13.58%    30.37%      N/M       N/M
   - Excluding cumulative
      effects of accounting
      changes (2)                25.45%    15.45%    29.81%    26.33%    19.52%

  Return on average total
   assets                         1.27%      .71%     1.38%      N/M       N/M
   - Excluding cumulative
      effects of accounting
      changes (2)                 1.27%      .71%     1.38%     1.25%      .86%

Net interest revenue (fully
 taxable basis)                $   398   $   412   $   364   $ 1,396   $ 1,199
Average rates (fully taxable
 basis)
  Yield on interest-earning
   assets                         6.21%     6.55%     5.94%     5.88%     6.44%
  Cost of interest-bearing
   liabilities                    4.52%     4.66%     4.56%     4.48%     5.16%
  Interest rate spread            1.69%     1.89%     1.38%     1.40%     1.28%
  Net interest margin             2.07%     2.43%     1.80%     1.82%     1.81%
Average balances
  Loans                        $14,211   $17,023   $15,183   $15,310   $16,762
  Total interest-earning
   assets                      $76,388   $67,463   $80,121   $76,798   $66,329
  Total assets                 $87,165   $74,508   $89,216   $85,623   $74,694
  Total interest-bearing
   liabilities                 $69,976   $59,633   $72,625   $69,676   $59,563
  Common stockholders' equity  $ 4,180   $ 3,691   $ 3,984   $ 3,901   $ 3,566
  Total stockholders' equity   $ 4,430   $ 4,191   $ 4,234   $ 4,203   $ 4,066

At end of period
  Common stockholders'
   equity to total assets         4.65%     4.97%     4.77%
  Total stockholders' equity
   to total assets                4.92%     5.65%     5.07%

  Risk-based capital ratios
    Tier 1 Capital (3)            8.30%     7.75%     8.19%
    Total Capital (3)            14.10%    13.64%    14.14%
  Leverage Ratio (3)              6.28%     6.05%     6.05%

  Employees                     13,571    12,917    13,573

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        FINANCIAL STATISTICS (CONT'D.)
                                 (in millions)
                                  (unaudited)


                                                December 31,   September 30,
                                                ------------
                                               1993     1992     1993
                                             ------------------------

Nonperforming assets
- ------------------------------------

Cash basis loans
  Secured by real estate                     $  455   $  497   $  509
  Real estate related                            58       83       56
  Highly leveraged                              193      430      222
  Other nonrefinancing country                  150      146      155
  Refinancing country                           118      221      185
- ------------------------------------         ------   ------   ------
Total cash basis loans                       $  974   $1,377   $1,127
====================================         ======   ======   ======

Renegotiated loans
  Mexican government Par Bonds               $    -   $  611   $  461
  Other                                          21       48       22
- ------------------------------------         ------   ------   ------
Total renegotiated loans                     $   21   $  659   $  483
====================================         ======   ======   ======
Other nonperforming assets
  Other real estate                          $  287   $  315   $  295
  Other assets                                  101      105      145
- ------------------------------------         ------   ------   ------
Total other nonperforming assets             $  388   $  420   $  440
====================================         ======   ======   ======

                                              Fourth Quarter         Year
                                             ---------------   ---------------
                                               1993     1992     1993     1992
                                             ------   ------   ------   ------
Allowance for credit losses
- ------------------------------------

Balance, beginning of period                 $1,485   $1,652   $1,620   $1,806
Net charge-offs
  Charge-offs                                   200       87      460      343
  Recoveries                                     16        5       71       49
- ------------------------------------         ------   ------   ------   ------
Total net charge-offs*                          184       82      389      294
Losses on sales and swaps
 of refinancing country loans                     -        -        -      117
- ------------------------------------         ------   ------   ------   ------
Total net charges to the allowance              184       82      389      411
Provision for credit losses                      23       50       93      225
- ------------------------------------         ------   ------   ------   ------
Balance, December 31                         $1,324   $1,620   $1,324   $1,620
====================================         ======   ======   ======   ======


*Components:
   Secured by real estate                    $   40   $   21   $  116   $   71
   Real estate related                            1        -        3       27
   Highly leveraged                              (1)      54       15      117
   Other nonrefinancing country                 146        8      265       59
   Refinancing country                           (2)      (1)     (10)      20
- ------------------------------------         ------   ------   ------   ------
Total                                        $  184   $   82   $  389   $  294
====================================         ======   ======   ======   ======



- --------------
N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) In each case, the cumulative effects of accounting changes have been excluded from the returns for their respective years of adoption.
(3) Risk-based capital ratios at December 31, 1993 are preliminary. All three regulatory capital ratios exclude any benefit from the adoption of SFAS 115 at that same date.

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)
                                  (unaudited)

                                                                   Increase
THREE MONTHS ENDED DECEMBER 31,                  1993     1992    (Decrease)
- ----------------------------------------------  -------  -------  ----------

NET INTEREST REVENUE
Interest revenue                                $1,171   $1,095       $  76
Interest expense                                   798      699          99
- ----------------------------------------------  ------   ------       -----
Net interest revenue                               373      396         (23)
Provision for credit losses                         23       50         (27)
- ----------------------------------------------  ------   ------       -----
Net interest revenue after provision
 for credit losses                                 350      346           4
- ----------------------------------------------  ------   ------       -----
NONINTEREST REVENUE
Trading                                            449      101         348
Fiduciary and funds management                     185      158          27
Fees and commissions                               192      144          48
Investment securities gains (losses)                (2)      (8)          6
Other                                               45       69         (24)
- ----------------------------------------------  ------   ------       -----
Total noninterest revenue                          869      464         405
- ----------------------------------------------  ------   ------       -----
NONINTEREST EXPENSES
Salaries                                           179      163          16
Incentive compensation and employee benefits       262      171          91
Occupancy, net                                      41       40           1
Furniture and equipment                             39       36           3
Other                                              295      213          82
- ----------------------------------------------  ------   ------       -----
Total noninterest expenses                         816      623         193
- ----------------------------------------------  ------   ------       -----
Income before income taxes                         403      187         216
Income taxes                                       124       54          70
- ----------------------------------------------  ------   ------       -----

NET INCOME                                      $  279   $  133       $ 146
==============================================  ======   ======       =====

NET INCOME APPLICABLE TO COMMON STOCK           $  273   $  126       $ 147
==============================================  ======   ======       =====

EARNINGS PER COMMON SHARE:
  PRIMARY                                        $3.26    $1.49       $1.77
==============================================  ======   ======       =====

  FULLY DILUTED                                  $3.25    $1.49       $1.76
==============================================  ======   ======       =====

Cash dividends declared per common share          $.90     $.78        $.12
==============================================  ======   ======       =====


              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)
                                  (unaudited)

                                                                   Increase
YEAR ENDED DECEMBER 31,                          1993     1992    (Decrease)
- ----------------------------------------------  -------  -------  ----------

NET INTEREST REVENUE
Interest revenue                                $4,436   $4,219      $  217
Interest expense                                 3,122    3,072          50
- ----------------------------------------------  ------   ------      ------
Net interest revenue                             1,314    1,147         167
Provision for credit losses                         93      225        (132)
- ----------------------------------------------  ------   ------      ------
Net interest revenue after provision
 for credit losses                               1,221      922         299
- ----------------------------------------------  ------   ------      ------
NONINTEREST REVENUE
Trading                                          1,631      896         735
Fiduciary and funds management                     703      648          55
Fees and commissions                               710      588         122
Investment securities gains (losses)                13       (4)         17
Other                                              307      203         104
- ----------------------------------------------  ------   ------      ------
Total noninterest revenue                        3,364    2,331       1,033
- ----------------------------------------------  ------   ------      ------
NONINTEREST EXPENSES
Salaries                                           687      630          57
Incentive compensation and employee benefits     1,172      730         442
Occupancy, net                                     155      151           4
Furniture and equipment                            144      132          12
Other                                              877      704         173
- ----------------------------------------------  ------   ------      ------
Total noninterest expenses                       3,035    2,347         688
- ----------------------------------------------  ------   ------      ------
Income before income taxes and
 cumulative effects of accounting changes        1,550      906         644
Income taxes                                       480      267         213
- ----------------------------------------------  ------   ------      ------
INCOME BEFORE CUMULATIVE EFFECTS OF
 ACCOUNTING CHANGES                              1,070      639         431
Cumulative effects of accounting changes           (75)     446        (521)
- ----------------------------------------------  ------   ------      ------

NET INCOME (AFTER CUMULATIVE EFFECTS)           $  995   $1,085      $  (90)
==============================================  ======   ======      ======

NET INCOME APPLICABLE TO COMMON STOCK           $  972   $1,055      $  (83)
==============================================  ======   ======      ======

PRIMARY EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                           $12.40   $ 7.23      $ 5.17
  Cumulative effects of accounting changes        (.89)    5.30       (6.19)
- ----------------------------------------------  ------   ------      ------
  Net income (after cumulative effects)         $11.51   $12.53      $(1.02)
==============================================  ======   ======      ======

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                           $12.29   $ 7.22      $ 5.07
  Cumulative effects of accounting changes        (.88)    5.29       (6.17)
- ----------------------------------------------  ------   ------      ------
  Net income (after cumulative effects)         $11.41   $12.51      $(1.10)
==============================================  ======   ======      ======

Cash dividends declared per common share        $ 3.24   $ 2.88      $  .36
==============================================  ======   ======      ======


              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                       ($ in millions, except par value)
                                  (unaudited)

                                                   December 31,   December 31,
                                                           1993           1992
                                                        -------        -------
ASSETS
Cash and due from banks                                 $ 1,750        $ 1,384
Interest-bearing deposits with banks                      1,638          3,142
Federal funds sold                                          361            438
Securities purchased under resale agreements              9,567          6,745
Securities borrowed                                       2,937          3,166
Trading account assets                                   48,276         29,908
Securities available for sale                             7,073              -
Investment securities
  At market                                                   -            852
  At lower of aggregate cost or market
   (market value: 1992, $5,462)                               -          5,363
- -------------------------------------------------       -------        -------
Total investment securities                                   -          6,215
Loans                                                    15,200         17,318
Allowance for credit losses                              (1,324)        (1,620)
Premises and equipment, net                                 719            660
Due from customers on acceptances                           455            276
Accounts receivable and accrued interest                  2,561          2,781
Other assets                                              2,869          2,473
- -------------------------------------------------       -------        -------
Total                                                   $92,082        $72,886
=================================================       =======        =======

LIABILITIES
Deposits
  Noninterest-bearing
    In domestic offices                                 $ 3,185        $ 3,379
    In foreign offices                                      707            827
  Interest-bearing
    In domestic offices                                   7,120          6,809
    In foreign offices                                   11,764         14,056
- -------------------------------------------------       -------        -------
Total deposits                                           22,776         25,071
Securities sold, not yet purchased                        9,349          5,127
Securities sold under repurchase agreements              23,834         17,451
Other short-term borrowings                              18,992         11,779
Acceptances outstanding                                     455            276
Accounts payable and accrued expenses                     3,771          3,056
Other liabilities                                         2,524          2,013
Long-term debt                                            5,597          3,992
- -------------------------------------------------       -------        -------
Total liabilities                                        87,298         68,765
- -------------------------------------------------       -------        -------

PREFERRED STOCK OF SUBSIDIARY                               250              -
- -------------------------------------------------       -------        -------

STOCKHOLDERS' EQUITY
Preferred stock                                             250            500
Common stock, $1 par value
 Authorized, 300,000,000 shares
 Issued, 83,678,973 shares                                   84             84
Capital surplus                                           1,321          1,306
Retained earnings                                         3,226          2,552
Common stock in treasury, at cost: 1993,
 3,076,439 shares;
 1992, 804,985 shares                                      (233)           (52)
Other                                                      (114)          (269)
- -------------------------------------------------       -------        -------
Total stockholders' equity                                4,534          4,121
- -------------------------------------------------       -------        -------
Total                                                   $92,082        $72,886
=================================================       =======        =======
